UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K
 ____________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 5, 2017

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Del Taco Restaurants, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	001-36197	46-3340980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
25521 Commercentre Drive
Lake Forest, CA 92630
(Address of Principal executive offices, including Zip Code)

(949) 462-9300
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of John D. Cappasola, Jr. as President and Chief Brand Officer
On January 5, 2017, Del Taco Restaurants, Inc. (the “Company”) appointed Mr. Cappasola as President and Chief Brand Officer of the Company effective January 5, 2017.
Mr. Cappasola, age 43, has been the Company’s Executive Vice President since July 2012. He has also been the Company’s Chief Brand Officer since February 2011. Prior to that, Mr. Cappasola served as the Company’s Vice President of Marketing since being appointed to that position in March 2009. From September 2008 to March 2009, he served as Vice President of Marketing Development of the Company. From August 2002 to September 2008, Mr. Cappasola held positions in marketing, strategic development, and operations at Blockbuster, Inc. of Dallas, Texas.
There is no family relationship existing between Mr. Cappasola and any executive officer or director of the Company. There have been no transactions, and no transactions are currently proposed, in which the Company was or is to be a participant and in which Mr. Cappasola or any member of his immediate family had or will have an interest.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.        Description of Exhibit
99.1            Press Release dated January 5, 2017

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL TACO RESTAURANTS, INC.

By:    /s/ Steven L. Brake
Name:    Steven L. Brake

Title:	Executive Vice President and Chief Financial Officer

Date: January 6, 2017